AMENDED AND RESTATED
BYLAWS OF VIRTUS GLOBAL MULTI-SECTOR INCOME FUND, a Delaware Statutory Trust

Amended and restated as of April 7, 2016.
Capitalized terms not specifically defined herein shall have the meanings ascribed to them in the Trust's
Amended and Restated Agreement and Declaration of Trust (the
"Declaration of Trust").

ARTICLE I
OFFICES
      Section 1.	Registered Office.  The registered office of
Virtus Global Multi-Sector Income Fund (the "Trust") shall be at the offices of The Corporation Trust Company in the County of
New Castle, State of Delaware.
      Section 2.	Other Offices.  The Trust may also have offices
at such other places both within and without the State of
Delaware as the Board may from time to time determine or the business of the Trust may require.
ARTICLE II
THE BOARD OF TRUSTEES
      Section 1.	Meetings of the Board.  The Board may hold
meetings, both regular and special, either within or without the
State of Delaware. Meetings of the Board and any committee or sub-committee thereof may be held in person or by telephonic or other electronic means.
      Section 2.	Regular Meetings.  Regular meetings of the Board
shall be held without call at such time as shall from time to time be fixed by the Board.  Such regular meetings may be held without notice.
      Section 3.	Special Meetings. Special meetings of the Board
for any purpose or purposes may be called at any time by the
President or any Vice President or the Secretary or any two (2)
Trustees.  Such special meetings may be held without notice.
      Section 4.	Notice of Meetings.  Notice of the time, date,
and place of all meetings of the Board and any committee or sub-committee thereof shall be given to each Trustee, committee member or sub-committee member, as applicable, (i) by telephone, facsimile, electronic-mail, or other electronic mechanism sent to his or her home or business address at least twenty-four
hours in advance of the meeting or (ii) in person at another meeting of the Board of Trustees or such committee or sub-
committee, as applicable, or (iii) by written notice mailed or sent via overnight courier to his or her home or business
address at least seventy-two hours in advance of the meeting.
Notice need not be given to any Trustee, committee member or sub-committee member who attends a meeting of the Board or any committee or sub-committee thereof without objecting to the lack of notice or who signs a waiver of notice either before or after such meeting.  The notice need not specify the purpose of the meeting or the place if the meeting is to be held at the
principal executive office of the Trust.
      Section 5.	Quorum.  At all meetings of the Board and any
committee or sub-committee thereof, one-third of the Trustees then in office or one-third of the committee members or sub-
committee members (but in no event less than two Trustees,
committee members or sub-committee members), as applicable,
shall constitute a quorum for the transaction of business.  The act of a majority of the Trustees, committee members or sub-
committee members present at any meeting at which there is a quorum shall be the act of the Board or such committee or sub-
committee, as applicable, except as may be otherwise
specifically provided by applicable law, by the Declaration of
Trust, by these Bylaws, or by a committee's  charter.  If a
quorum shall not be present at any meeting of the Board or any committee or sub-committee thereof, the Trustees, committee
members or sub-committee members, as applicable, present thereat may adjourn such meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be
present.
      Section 6.	Adjournment.  A majority of the Trustees present,
whether or not constituting a quorum, may adjourn any meeting to another time and place.  Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than forty-eight (48) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting to the Trustees who were present at the time of the adjournment.
      Section 7.	Action Without a Meeting. Unless the 1940 Act
requires that a particular action be taken only at a meeting at which the Trustees are present in person, any action to be taken by the Board at a meeting may be taken without such meeting by the written consent of a majority of the Trustees then in
office.  Any such written consent may be executed and given by telecopy or similar electronic means.  Such written consents shall be filed with the minutes of the proceedings of the Board.
If any action is so taken by the Board by the written consent of less than all of the Trustees, prompt notice of the taking of such action shall be furnished to each Trustee who did not
execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.
      Section 8.	Delegation of Power to Other Trustees. Any
Trustee may, by power of attorney, delegate his or her power for a period not exceeding six (6) months at any one time to any other Trustee or Trustees; provided that in no case shall fewer than two (2) Trustees personally exercise the powers granted to the Board, except as otherwise expressly provided herein or by resolution of the Board.  Except where applicable law may
require a Trustee to be present in person, a Trustee represented by another Trustee pursuant to such power of attorney shall be deemed to be present for purposes of establishing a quorum and satisfying the required vote of Trustees.
      Section 9.	Committees of Trustees. The Board may by
resolution designate one or more committees, each consisting of two (2) or more Trustees, to serve at the pleasure of the Board.
The Board may designate one or more Trustees as alternate
members of any committee who may replace any absent member at any meeting of the committee.  Any committee to the extent
provided in the resolution of the Board shall have the authority of the Board, except with respect to:
            (a)	the approval of any action which under applicable
law requires approval by a majority of the entire authorized number of Trustees or certain Trustees;
            (b)	the filling of vacancies of Trustees;
            (c)	the fixing of compensation of the Trustees for
services generally or as a member of any committee;
            (d)	the amendment or termination of the Declaration of
Trust or any Series or Class or amendment of the By-Laws or the adoption of new By-Laws;
            (e)	the amendment or repeal of any resolution of the
Board which by its express terms is not so amendable or
repealable;
            (f)	a distribution to the Shareholders of the Trust,
except at a rate or in a periodic amount or within a designated range determined by the Board; or
            (g)	the appointment of any other committees of the Board
or the              members of such new committees.
      Section 10.	Meetings and Action of Committees. Meetings and
action of committees shall be governed by and held and taken in accordance with the provisions of these By-Laws, with such changes in the context thereof as are necessary to substitute the committee and its members for the Board generally, except that the time of regular meetings of committees may be
determined either by resolution of the Board or by resolution of the committee. Special meetings of committees may also be called by resolution of the Board.  Alternate members shall be given notice of meetings of committees and shall have the right to attend all meetings of committees.  The Board may adopt rules for the governance of any committee not inconsistent with the provisions of these By-Laws.
      Section 11.	Chairman. The Board may elect a Chairman. The
Chairman, if such is elected, shall if present preside at
meetings of the Board and shall, subject to the control of the
Board, have general supervision, direction and control of the business and the officers of the Trust and exercise and perform such other powers and duties as may be from time to time
assigned to him by the Board or prescribed by the Declaration of
Trust or these By-Laws. The Chairman, if there be one, shall be a Trustee and may but need not be a Shareholder.
ARTICLE III
OFFICERS
      Section 1.	Officers. The officers of the Trust shall be a
President, a Secretary, a Chief Compliance Officer and a
Treasurer.  The Trust may also have, at the discretion of the
Board, one or more Vice Presidents, one or more Assistant
Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V.  Any number of offices may be held by the same person. Any officer may but need not be a
Trustee or Shareholder.
      Section 2.	Election of Officers. The officers of the Trust,
except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen by the Board, and each shall serve at the pleasure of the
Board, subject to the rights, if any, of an officer under any contract of employment.
      Section 3.	Subordinate Officers. The Board may appoint and
may empower the President to appoint such other officers as the business of the Trust may require, each of whom shall hold
office for such period, have such authority and perform such duties as are provided in these By-Laws or as the Board may from time to time determine.
      Section 4.	Removal and Resignation of Officers. Subject to
the rights, if any, of an officer under any contract of
employment, any officer may be removed, either with or without cause, by the Board at any regular or special meeting of the
Board.  With the exception of the Chief Compliance Officer, any officer may be removed by the principal executive officer or by such other officer upon whom such power of removal may be
conferred by the Board.  Any officer may resign at any time by giving written notice to the Trust.  Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and unless otherwise specified in that notice, the acceptance of the resignation shall not be
necessary to make it effective.  Any resignation is without
prejudice to the rights, if any, of the Trust under any contract to which the officer is a party.
      Section 5.	 Vacancies in Offices.  A vacancy in any office
because of death, resignation, removal, disqualification or
other cause shall be filled in the manner prescribed in these
By-Laws for regular appointment to that office. The President may make temporary appointments to a vacant office pending
action by the Board, except in the case of the Chief Compliance
Officer.
      Section 6.	President.  The President shall be the chief
operating officer of the Trust and shall, subject to the control of the Board and the Chairman, have general supervision,
direction and control of the business and the officers of the
Trust.  He or she shall preside at all meetings of the Board in the absence of the Chairman.  He or she shall have the general powers and duties of management usually vested in the office of
President of a corporation and shall have such other powers and duties as may be prescribed by the Board, the Declaration of
Trust or these By-Laws.
      Section 7.	Vice Presidents. In the absence or disability of
the President, the Vice Presidents, if any, in order of their rank as fixed by the Board or if not ranked, the Executive Vice
President (who shall be considered first ranked) and such other
Vice Presidents as shall be designated by the Board, shall
perform all the duties of the President and when so acting shall have all powers of and be subject to all the restrictions upon the President.  The Vice Presidents shall have such other powers and perform such other duties as from time to time may be
prescribed for them respectively by the Board, the President or by these By-Laws.
      Section 8.	Secretary. The Secretary shall keep or cause to
be kept at the principal executive office of the Trust or such other place as the Board may direct a book of minutes of all meetings and actions of Trustees, committees of Board and
Shareholders with the time and place of holding, whether regular or special, and if special, how authorized, the notice given, the names of those present at Board's meetings or committee
meetings, the number of Shares present or represented at
meetings of Shareholders and the proceedings.  The Secretary shall keep or cause to be kept at the principal executive office of the Trust or at the office of the Trust's transfer agent or registrar, a Share register or a duplicate Share register
showing the names of all Shareholders and their addresses, the number and classes of Shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.
The Secretary shall give or cause to be given notice of all
meetings of the Shareholders and of the Board (or committees thereof) required to be given by these By-Laws or by applicable law and shall have such other powers and perform such other
duties as may be prescribed by the Board or by these By-Laws.
      Section 9.	Chief Compliance Officer. The Chief Compliance
Officer shall be elected by a majority of the Trustees,
including a majority of the Trustees who are not interested
persons pursuant to Section 2(a)(19) of the Investment Company
Act of 1940 (the "1940 Act"), and otherwise in accordance with
Rule 38a-1 under the 1940 Act.  The Chief Compliance Officer shall perform the duties and have the responsibilities outlined in Rule 38a-1 of the 1940 Act and shall perform such other
duties and have such other responsibilities as from time to time may be assigned to him by the Board. The Chief Compliance
Officer's compensation shall be determined by the Board. The
Chief Compliance Officer shall report directly to the Board or a committee of the Board in carrying out his or her functions.
      Section 10.	Treasurer. The Treasurer shall be the chief
financial officer and chief accounting officer of the Trust and shall keep and maintain or cause to be kept and maintained
adequate and correct books and records of accounts of the
properties and business transactions of the Trust and each
Series and Class thereof, including accounts of the assets,
liabilities, receipts, disbursements, gains, losses, capital and retained earnings of all Series and Classes thereof.  The books of account shall at all reasonable times be open to inspection by any Trustee.  The Treasurer shall deposit all monies and
other valuables in the name and to the credit of the Trust with such depositaries as may be designated by the Board. He or she shall disburse the funds of the Trust as may be ordered by the
Board, shall render to the President and Board, whenever they request it, an account of all of his or her transactions as
chief financial officer and of the financial condition of the
Trust and shall have other powers and perform such other duties as may be prescribed by the Board or these By-Laws.
ARTICLE IV
MEETINGS OF SHAREHOLDERS
      Section 1.	Purpose.  All meetings of the Shareholders for
the election of Trustees shall be held at such place as may be fixed from time to time by the Board, or at such other place either within or without the State of Delaware as shall be
designated from time to time by the Board and stated in the
notice indicating that a meeting has been called for such
purpose.  Meetings of Shareholders may be held for any purpose determined by the Board.  At all meetings of the Shareholders, every Shareholder of record entitled to vote thereat shall be entitled to vote at such meeting either in person or by written proxy signed by the Shareholder or by his duly authorized
attorney in fact.  A Shareholder may duly authorize such
attorney in fact through written, electronic, telephonic,
computerized, facsimile, telecommunication, or oral
communication or by any other form of communication.  Unless a proxy provides otherwise, such proxy is not valid more than
eleven months after its date.  A proxy with respect to shares held in the name of two or more persons shall be valid if
executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them.  A proxy purporting to be
executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.
      Section 2.	Nomination of Trustees.
            (a)	Any Shareholder may submit names of individuals to
be considered by the Governance Committee if there shall be such Committee so designated by the Board, or the Board for election as trustees of the Trust, as applicable, provided that (i) such person submits such names in a timely manner as set out in
Section 16 of Article IV hereof, (ii) such person was a
shareholder of record at the time of submission of such names and is entitled to vote at the meeting, and (iii) the Governance Committee or the Board, as applicable, shall make the final determination of persons to be nominated.
            (b)	In addition to the process and procedures for the
nomination of persons for election or appointment as trustees of the Trust by the Board, as set forth herein, any such nomination must comply with such additional requirements as may be set
forth in the written Charter for the Governance Committee.
      Section 3.	Election of Trustees.  All meetings of
Shareholders for the purpose of electing Trustees shall be held on such date and at such time as shall be designated from time to time by the Board and stated in the notice of the meeting, at which the Shareholders shall elect the number of Trustees as provided in the Declaration of Trust and as the notice for such meeting shall state are to be elected, and transact such other business as may properly be brought before the meeting in
accordance with Section 1 of this Article IV.
      Section 4.	Notice of Meetings.  Written notice of any
meeting stating (a) the place, date, and hour of the meeting and
(b) the purpose or purposes for which the meeting is called, shall be given to each Shareholder entitled to vote at such
meeting not less than ten days before the date of the meeting in accordance with Article V hereof.
      Section 5.	Special Meetings.
            (a)	Special meetings of the Shareholders, for any
purpose or purposes, unless otherwise prescribed by applicable law or by the Declaration of Trust, may be called by the Chair or by the Board.
            (b)	The Board shall promptly call a meeting of the
Shareholders solely for the purpose of removing one or more
Trustees, when requested in writing to do so by the record
holders of not less than ten percent (10%) of the outstanding
Shares of the Trust, provided that the Shareholders requesting such meeting shall have paid the Trust the reasonably estimated cost of preparing and mailing the notice thereof, which an
authorized officer of the Trust shall determine and specify to such Shareholders.
            (c)	Unless requested by the holders of a majority of all
Shares entitled to be voted at such meeting, no meeting shall be called upon the request of Shareholders to remove one or more
Trustees if substantially the same matter was voted upon at any meeting of the Shareholders held during the preceding twelve
(12) months.  For purposes of this Section 5, the election of
Trustees shall be considered "substantially the same matter" as a proposal to remove one or more Trustees.
      Section 6.	Conduct of Meeting.  Business transacted at any
meeting of Shareholders shall be limited to (a) the purpose
stated in the notice, (b) such other matters as are permitted to be presented at the meeting in accordance with Section 16 of this Article IV, and (c) the adjournment of such meeting in
accordance with Section 15 of this Article IV.
      Section 7.	Quorum.  A majority of the Outstanding Shares
entitled to vote at a Shareholders' meeting, which are present in person or represented by proxy, shall constitute a quorum at the Shareholders' meeting, except when a larger quorum is
required by applicable law or the requirements of any securities exchange on which Shares are listed for trading, in which case such quorum shall comply with such requirements.
      Section 8.	Organization of Meetings.
            (a)	Meetings of the Shareholders shall be presided over
by the Chair, or if the Chair shall not be present, by any Vice
Chair, or if a Vice Chair shall not be present or if there is no
Vice Chair, by the President, or if the President shall not be present, by a Vice President, or if no Vice President is
present, by a chair appointed for such purpose by the Board or, if not so appointed, by a chair appointed for such purpose by the officers and Trustees present at the meeting.  The Secretary of the Trust, if present, shall act as Secretary of such
meetings, or if the Secretary is not present, an Assistant
Secretary shall so act, and if no Assistant Secretary is
present, then a person designated by the Secretary shall so act, and if the Secretary has not designated a person, then the
meeting shall elect a secretary for the meeting.
            (b)	The Board shall be entitled to make such rules and
regulations for the conduct of meetings of Shareholders as it shall deem necessary, appropriate or convenient.  Subject to any rules and regulations of the Board, the chairman of the meeting shall have the right and authority to prescribe such rules,
regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or
convenient for the proper conduct of the meeting, including, without limitation, establishing:  an agenda or order of
business for the meeting; rules and procedures for maintaining order at the meeting and the safety of those present;
limitations on participation in such meeting to shareholders of record of the Trust and their duly authorized and constituted proxies, and such other persons as the chairman shall permit; restrictions on entry to the meeting after the time fixed for the commencement thereof; limitations on the time allotted to questions or comments by participants; and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot, unless and to the extent the Board or the chairman of the meeting determines that a meeting of
Shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.
      Section 9.	Voting Standard.  When a quorum is present at any
meeting, a majority of the votes present and cast by the holders of Shares entitled to vote on a proposal shall decide any such proposal brought before such meeting, unless a different vote is required by the express provision of applicable law, the
Declaration of Trust, these Bylaws, or applicable contract, in which case such express provision shall govern and control the decision of such question. Where a separate vote by classes is required, the preceding sentence shall apply to such separate votes by classes.
      Section 10.	Voting Procedure.  Each Shareholder of record as
of the record date established pursuant to Section 14 of this
Article IV shall be entitled to one vote for each whole Share and a proportionate fractional vote for each fractional Share owned of record on the record date by such Shareholder.  On any matter submitted to a vote of the Shareholders, all Shares shall be voted together, except when required by applicable law or when the Board has determined that the matter affects the
interests of one or more classes, in which case only the
Shareholders of such classes shall be entitled to vote thereon.
      Section 11.	Action Without Meeting.  Unless otherwise
provided in the Declaration of Trust or applicable law, any
action required to be taken at any meeting of the Shareholders, or any action which may be taken at any meeting of the
Shareholders, may be taken without a meeting, without prior
notice and without a vote, if a consent in writing, setting
forth the action so taken, shall be signed by the holders of
Outstanding Shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Shares entitled to vote thereon were present and voted.  Prompt notice of the taking of any such
action without a meeting by less than unanimous written consent shall be given to those Shareholders who have not consented in writing.
      Section 12.	Broker Non-Votes.  At any meeting of
Shareholders, the Trust will consider broker non-votes, if any, as present for purposes of determining whether a quorum is
present at the meeting.  Broker non-votes will not count as
votes cast for or against any proposal.
      Section 13.	Abstentions.  At any meeting of Shareholders, the
Trust will consider abstentions, if any, as present for purposes of determining whether a quorum is present at the meeting.
Abstentions will not count as votes cast for or against any
proposal.
      Section 14.	Record Date for Shareholder Meetings and
Consents.  In order that the Board may determine the
Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or to express consent to action in writing without a meeting, the Board may fix a
record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the
Board, and which record date shall not be more than 120 nor less than ten days before the original date upon which the meeting of Shareholders is scheduled, nor more than ten days after the date upon which the resolution fixing the record date is adopted by the Board for action by Shareholder consent in writing without a meeting.  A determination of shareholders of record entitled to notice of or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting; provided, however, that the
Board may fix a new record date for the adjourned meeting so long as notice of the adjournment and the new record and meeting dates are given to the Shareholders.
      Section 15.	Adjournments.
            (a)	If (1) a quorum is not present or represented at any
meeting of the Shareholders convened on the date for which it was called, or (2) a quorum is present at a meeting of
Shareholders but sufficient votes to approve a proposal have not been received, then the votes cast by the holders of a majority of Shares present and entitled to vote at the meeting (even
though not constituting a quorum), or the chair of the meeting in his or her discretion, shall have power to adjourn the
meeting from time to time without notice other than announcement at the meeting.  At such adjourned meeting, provided a quorum is present, any business may be transacted which might have been transacted at the meeting as originally notified.
            (b)	A meeting of Shareholders may be adjourned from time
to time without further notice to Shareholders to a date not more than 120 days after the original meeting date.  A meeting of Shareholders may not be adjourned for more than 120 days
after the original meeting date without giving the Shareholders notice of the adjournment and the new meeting date.
            (c)	In voting for adjournment, the persons named as
proxies may vote their proxies (including those marked
"withhold," "against" or "abstain") in favor of one or more
adjournments of the meeting, or the chair of the meeting may call an adjournment, provided such persons determine that such adjournment is reasonable and in the best interests of
Shareholders and the Trust, based on a consideration of such factors as they may deem relevant, including (1) the nature of the proposal, (2) the percentage of votes then cast, (3) the percentage of "withhold" or "against" votes then cast, and (4)
any other reasons for further soliciting the votes of
Shareholders.
      Section 16.	Advance Notice of Shareholder Nominees for
Trustee and Other Shareholder Proposals.

            (a)	The matters to be considered and brought before any
annual or special meeting of Shareholders shall be limited to only such matters, including the nomination and election of
Trustees, as shall be brought properly before such meeting in compliance with the procedures set forth in this Section.
            (b)	For any matter to be properly before any annual
meeting of Shareholders, the matter must be:
         (1)	Specified in the notice of annual meeting given
by or at the direction of the Board;
         (2)	Otherwise brought before the annual meeting by
or at the direction of the Board; or
         (3)	Brought before the annual meeting in the manner
specified in this Section by a Shareholder of record both
at the time of the giving of notice provided for in this
Section and at the time of the meeting, or a Shareholder
(a "Nominee Holder") that holds voting securities
entitled to vote at meetings of Shareholders through a
nominee or "street name" holder of record and can
demonstrate to the Trust such indirect ownership and such
Nominee Holder's entitlement to vote such securities, and
is a Nominee Holder at both the time of the giving of
notice provided for in this Section and at the time of
the meeting.
            (c)	In addition to any other requirements under
applicable law and the Declaration of Trust and Bylaws of the
Trust, nominations by Shareholders of persons to stand for
election as Trustees of the Trust and any other proposals by
Shareholders shall be properly brought before the meeting only if notice of any such matter to be presented by a Shareholder at such meeting of Shareholders (the "Shareholder Notice") shall be delivered to the Secretary of the Trust at the principal executive office of the Trust not less than one hundred twenty
(120) days nor more than one hundred fifty (150) days prior to the first anniversary date of the date of the proxy statement for the preceding year's annual meeting.
            (d)	If and only if the annual meeting is not scheduled
to be held within a period that commences thirty (30) days
before the first anniversary of the date of the preceding year's annual meeting and ends thirty (30) days after the first
anniversary of the date of the preceding year's annual meeting
(an annual meeting date outside such period being referred to herein as an "Other Annual Meeting Date"), such Shareholder
Notice shall be given in the manner provided herein not earlier than the one hundred fiftieth (150th) day prior to the Other
Annual Meeting Date and not later than 5:00 p.m., Eastern Time, on the later of the one hundred twentieth (120th) day prior to the Other Annual Meeting Date or the tenth (10th) day following the day on which public announcement of the Other Annual Meeting
Date is first made.
            (e)	Notwithstanding anything in these Bylaws to the
contrary, in the event that the number of Trustees to be is
increased and either all of the nominees for Trustee or the size of the increased Board is not publicly announced or disclosed by the Trust at least seventy (70) days prior to the first
anniversary of the preceding year's annual meeting, a
Shareholder Notice shall also be considered timely hereunder, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Trust at the principal executive office of the Trust not later than the close of business on the tenth (10th) day
following the first date all of such nominees or the size of the increased Board shall have been publicly announced or disclosed.
            (f)	Any Shareholder desiring to nominate any person (as
the case may be) for election as a Trustee of the Trust shall deliver, as part of such Shareholder Notice:
         (1)	A statement in writing setting forth:
         (A)	The name of the prospective nominee;
         (B)	The number and class of all shares of each
class of Shares of the Trust owned of record and
beneficially by the prospective nominee, as reported
to such Shareholder by the prospective nominee;
         (C)	The information regarding each prospective
nominee required by paragraph (b) of Item 22 of Rule
14a-101 under the Securities Exchange Act of 1934, as
amended (the "Exchange Act"), adopted by the
Commission (or the corresponding provisions of any
regulation or rule subsequently adopted by the
Commission applicable to the Trust);
         (D)	Whether such Shareholder believes the
prospective nominee will be an "interested person" of
the Trust (as defined in the 1940 Act), and, if not an
"interested person", information regarding the
prospective nominee that will be sufficient for the
Trust to make such determination; and
         (E)	The number and class of all Shares of each
class of Shares of the Trust owned of record and
beneficially by such Shareholder;
         (2)	Each prospective nominee signed consent to
serve as a Trustee of the Trust if elected,
         (3)	Such Shareholder's name and address; and
         (4)	In the case of a Nominee Holder, evidence
establishing such Nominee Holder's indirect ownership of,
and entitlement to vote, securities at the meeting of
Shareholders.
            (g)	Any Shareholder who gives a Shareholder Notice of
any matter not involving nominees for Trustee which is proposed to be brought before a meeting shall deliver, as part of such
Shareholder Notice:
         (1)	The text of the proposal to be presented;
         (2)	A brief written statement of the reasons why
such Shareholder favors the proposal;
         (3)	Such Shareholder's name and address;
         (4)	The number and class of all Shares of each
class of Shares of the Trust owned of record and
beneficially by such Shareholder, if applicable;
         (5)	Any material interest of such Shareholder in
the matter proposed (other than as a Shareholder); and
         (6)	In the case of a Nominee Holder, evidence
establishing such Nominee Holder's indirect ownership of,
and entitlement to vote, securities at the meeting of
Shareholders.
            (h)	As used herein, shares "beneficially owned" shall
mean all Shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Exchange Act.
            (i)	Only such matters shall be conducted at a special
meeting of Shareholders as shall have been brought before the meeting pursuant to the Trust's notice of meeting. Nominations of individuals for election to the Board may be made at a
special meeting of Shareholders at which Trustees are to be
elected:
         (1)	Pursuant to the Trust's notice of meeting;
         (2)	By or at the direction of the Board; or
         (3)	Provided that the Board has determined that
Trustees shall be elected at such special meeting, by:
         (A)	Any Shareholder of the Trust who is a
Shareholder of record both at the time of giving of
notice provided for in this Section and at the time of
the special meeting, who is entitled to vote at the
meeting and who complied with the notice procedures
set forth in this Section; or
         (B)	A Nominee Holder that holds voting
securities entitled to vote at meetings of
Shareholders through a nominee or "street name" holder
of record and can demonstrate to the Trust such
indirect ownership and such Nominee Holder's
entitlement to vote such securities, and is a Nominee
Holder both at the time of giving of notice provided
for in this Section and at the time of the Special
Meeting, and who is entitled to vote at the meeting
and has complied with the notice procedures set forth
in this Section.
            (j)	In the event the Trust calls a special meeting of
Shareholders for the purpose of electing one or more Trustees to the Board, any Shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Trust's notice of meeting, if the appropriate Shareholder
Notice shall be delivered to the Secretary of the Trust at the principal executive office of the Trust not later than the close of business on the tenth (10th) day following the day on which the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting is publicly announced or disclosed.
            (k)	For purposes of this Section, a matter shall be
deemed to have been "publicly announced or disclosed" if such matter is disclosed in a press release reported by the Dow Jones
News Service, Associated Press or comparable national news
service or in a document publicly filed by the Trust with the
Commission.
            (l)	In no event shall the adjournment of an annual or
special meeting, or any announcement thereof, commence a new period for the giving of notice as provided in this Section.
            (m)	This Section shall not apply to Shareholder
proposals made pursuant to Rule 14a-8 under the Exchange Act.
            (n)	The chair of any meeting of Shareholders, in
addition to making any other determinations that may be
appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees and other
matters proposed to be brought before a meeting has been duly given in the manner provided in this Section and, if not so
given, shall direct and declare at the meeting that such
nominees and other matters shall not be considered.
ARTICLE V
NOTICES
      Section 1.	Methods of Giving Notice.  Whenever, under the
provisions of applicable law or of the Declaration of Trust or of these Bylaws, notice is required to be given to any Trustee or Shareholder, it shall not, unless otherwise provided herein, be construed to mean personal notice, but such notice may be given orally in person, or by telephone (promptly confirmed in writing) or in writing, by mail addressed to such Trustee at his or her last given address or to such Shareholder at his address as it appears on the records of the Trust, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.
Notice to Trustees or members of a committee or sub-committee may also be given by facsimile, electronic-mail or via overnight courier.  If sent by telex or facsimile, notice to a Trustee or member of a committee or sub-committee shall be deemed to be given upon transmittal; if sent by electronic-mail, notice to a
Trustee or member of a committee or sub-committee shall be
deemed to be given and shall be presumed valid when the Trust's electronic-mail server reflects the electronic-mail message as having been sent; and if sent via overnight courier, notice to a
Trustee or member of a committee or sub-committee shall be
deemed to be given when delivered against a receipt therefor.
      Section 2.	Written Waiver.  Whenever any notice is required
to be given under the provisions of applicable law or of the
Declaration of Trust or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said
notice, whether before or after the time stated therein, shall be deemed equivalent thereto.
ARTICLE VI
CERTIFICATE OF SHARES AND SHARE OWNERSHIP
      Section 1.	Issuance.  The Trust may, in its sole discretion,
issue a certificate to any Shareholder, signed by, or in the name of the Trust by, the President or any Vice President,
certifying the number of Shares owned by him, her or it in a class of the Trust.  Except as otherwise required by applicable law or the rules of any exchange on which the Trust is listed, no Shareholder shall have the right to demand or require that a certificate be issued to him, her or it.
      Section 2.	Countersignature.  Where a certificate is
countersigned (1) by a transfer agent other than the Trust or its employee, or (2) by a registrar other than the Trust or its employee, the signature of the President or any Vice President may be a facsimile.
      Section 3.	Lost Certificates.  The Board may direct a new
certificate or certificates to be issued in place of any
certificate or certificates theretofore issued by the Trust
alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the
certificate to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Trust a bond in such sum as it may direct as indemnity against any claim that may be made against the Trust with
respect to the certificate alleged to have been lost, stolen or destroyed.
      Section 4.	Transfer of Shares.  The Board shall make such
rules as it considers appropriate for the transfer of Shares and similar matters.  To the extent certificates are issued in
accordance with Section 1 of this Article VI, upon surrender to the Trust or the transfer agent of the Trust of such certificate for Shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Trust to issue a new certificate to the person
entitled thereto, cancel the old certificate and record the
transaction upon its books.
      Section 5.	Shareholder Book.  The Trust shall keep or cause
to be kept a Shareholder book, which may be maintained by means of computer systems, containing the names, alphabetically
arranged, of all persons who are Shareholders of the Trust,
showing their places of residence, the number and class of any
Shares held by them, respectively, and the dates when they
became the record owners thereof.
      Section 6.	Registered Shareholders.  The Trust shall be
entitled to recognize the exclusive right of a person registered on its books as the owner of Shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any
equitable or other claim of interest in such Shares on the part of any other person, whether or not it shall have express or other notice hereof.
      Section 7.	Record Date for Receiving Dividends and Other
Actions.  In order that the Board may determine the Shareholders entitled to receive payment of any dividend or other
distribution of allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of
Shares or for the purpose of any other lawful action (other than the record date for meetings of shareholders as set forth in
Section 14 of Article IV), the Board may fix a record date,
which record date (i) shall be set forth in the resolution or resolutions authorizing the payment of such dividend or other lawful action and (ii) shall not precede the date upon which the resolution fixing the record date is adopted by the Board.
ARTICLE VII
GENERAL PROVISIONS
      Section 1.	Seal.  The Trust is not required to have any
seal, and the adoption or use of a seal shall be purely
ornamental and be of no legal effect.  The seal, if any, of the
Trust may be affixed to any instrument, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if it had been imprinted and affixed manually in the same manner and with the same force and effect as if done by a Delaware business
corporation.  The presence or absences of a seal shall have no effect on the validity, enforceability or binding nature of any document or instrument that is otherwise duly authorized,
executed and delivered.
      Section 2.	Severability.  The provisions of these Bylaws are
severable. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of these Bylaws.
      Section 3.	Headings.  Headings are placed in these Bylaws
for convenience of reference only and in case of any conflict, the text of these Bylaws rather than the headings shall control.
ARTICLE VIII
INDEMNIFICATION
      Section 1.	Agents, Proceedings, Expenses. For the purpose of
this Article, "agent" means any Person who is or was a Trustee, officer, employee or other agent of the Trust or is or was
serving at the request of the Trust as a trustee, director,
officer, employee or agent of another organization in which the
Trust has any interest as a Shareholder, creditor or otherwise:
"proceeding" means any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal,
administrative or investigative (including appeals); and
"expenses" includes, without limitation, accountant's and
attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and all other liabilities whatsoever.
      Section 2.	Indemnification. Subject to the exceptions and
limitations contained in Section 3 below, every agent shall be indemnified by the Trust to the fullest extent permitted by law against all liabilities and against all expenses reasonably
incurred or paid by him or her in connection with any proceeding in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been an agent.
      Section 3.	Limitations, Settlements. No indemnification
shall be provided hereunder to an agent:
            (a)	who shall have been adjudicated by the court or
other body before which the proceeding was brought to be liable to the Trust or its Shareholders by reason of willful
misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office
(collectively, "disabling conduct"); or
            (b)	with respect to any proceeding disposed of (whether
by settlement, pursuant to a consent decree or otherwise)
without an adjudication by the court or other body before which the proceeding was brought that such agent was liable to the
Trust or its Shareholders by reason of disabling conduct, unless there has been a determination that such agent did not engage in disabling conduct:
         (1)	by the court or other body before which the
proceeding was                     brought;
         (2)	(ii) by at least a majority of those Trustees
who are neither Interested Persons (within the meaning of
the 1940 Act) of the Trust nor are parties to the
proceeding based upon a review of readily available facts
(as opposed to a full trial-type inquiry); or
         (3)	by written opinion of independent legal counsel
based upon a review of readily available facts (as
opposed to a full trial-type inquiry);
provided, however, that indemnification shall be provided
hereunder to an agent with respect to any proceeding in the
event of (1) a final decision on the merits by the court or
other body before which the proceeding was brought that the
agent was not liable by reason of disabling conduct, or (2)
the dismissal of the proceeding by the court or other body
before which it was brought for insufficiency of evidence
of any disabling conduct with which such agent has been
charged.
      Section 4.	Insurance, Rights Not Exclusive. The rights of
indemnification herein provided may be insured against by
policies maintained by the Trust on behalf of any agent, shall be severable, shall not be exclusive of or affect any other
rights to which any agent may now or hereafter be entitled and shall inure to the benefit of the heirs, executors and
administrators of any agent.
      Section 5.	Advance of Expenses. Expenses incurred by an
agent in connection with the preparation and presentation of a defense to any proceeding may be paid by the Trust from time to time prior to final disposition thereof upon receipt of an
undertaking by or on behalf of such agent that such amount will be paid over by him or her to the Trust if it is ultimately
determined that he or she is not entitled to indemnification under this Article VIII; provided, however, that (a) such agent shall have provided appropriate security for such undertaking,
(b) the Trust is insured against losses arising out of any such advance payments or (c) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the proceeding, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a trial-type inquiry or full
investigation), that there is reason to believe that such agent will be found entitled to indemnification under this Article.
      Section 6.	Experts and Lead Independent Trustee. The
appointment, designation or identification of a Trustee as
Chairman or Co-Chairman of the Board, a member or chair of a committee of the Board of Trustees, an expert on any topic or in any area (including an audit committee financial expert), or the lead independent Trustee, shall not (a) impose on that person any duty, obligation or liability that is greater than the
duties, obligations and liabilities imposed on that person as a
Trustee in the absence of the appointment, designation or
identification or (b) affect in any way such Trustee's rights or entitlement to indemnification in such absence, and no Trustee who has special skills or expertise, or is appointed, designated or identified as an expert as aforesaid, shall (x) be held to a higher standard of care by virtue thereof or (y) be limited with respect to indemnification to which such Trustee would otherwise be entitled.
      Section 7.	Fiduciaries of Employee Benefit Plan. This
Article does not apply to any proceeding against any Trustee, investment manager or other fiduciary of an employee benefit plan in that person's capacity as such, even though that person may also be an agent of this Trust as defined in Section 1 of this Article.  Nothing contained in this Article shall limit any right to indemnification to which such a Trustee, investment manager, or other fiduciary may be entitled by contract or
otherwise which shall be enforceable to the extent permitted by applicable law other than this Article.
ARTICLE IX
AMENDMENTS
      Section 1.	Amendments by Trustees.  These Bylaws may be
altered or repealed by the Board without the vote or approval of the Shareholders at any regular or special meeting of the Board of Trustees without prior notice.
      Section 2.	Amendments by Shareholders.  These Bylaws may be
altered or repealed by the affirmative vote of not less than 75%
of the Outstanding Shares entitled to vote at any special
meeting of the Shareholders at which a quorum is present, but only if:
            (a)	The Board of Trustees has approved a resolution by
an affirmative vote of two-thirds (66 and 2/3%) of the Board to submit the proposed alteration or repealer to the vote of the
Shareholders; and
            (b)	Notice of such alteration or repealer is contained
in the notice of the special meeting being held for such
purpose.